Exhibit 99.1

Jive Software Announces First Quarter 2014 Financial Results

•	1Q total revenue of $41.0 million, up 21% year-over-year

•	1Q short-term billings of $42.1 million, up 16% year-over-year

Palo Alto, Calif. – May 6, 2014 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its first quarter ended March 31, 2014.

“Jive delivered a strong start to the year with financial results that met or exceeded the high end of our guidance range,” stated Tony Zingale, Chairman & CEO of Jive Software. “Customers continue to respond favorably to our more refined go-to-market strategy, which targets the highest areas of value add and ROI for social business platforms - portals, social intranets and external communities.

Zingale added, “We delivered on an important milestone with the recent announcement of our strategic relationship with Cisco that expands our existing go-to-market footprint. Cisco and its channel partners will now resell Jive solutions as a fully integrated component of the Cisco collaboration family. We believe we are executing well against our overall strategy and are increasingly well positioned to deliver accelerating growth in the second half of 2014.”

First Quarter 2014 Financial Highlights

•	Revenue: Total revenue for the first quarter was $41.0 million, an increase of 21% on a year-over-year basis. Within total revenue, product revenue was $37.4 million for the first quarter, an increase of 22% on a year-over-year basis. Professional Services revenue for the first quarter was $3.7 million, an increase of 15% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $42.1 million for the first quarter, an increase of 16% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $39.8 million, an increase of 4% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the first quarter was $25.6 million, compared to $20.8 million for the first quarter of 2013. Non-GAAP gross profit was $27.7 million for the first quarter, representing a year-over-year increase of 26% and a non-GAAP gross margin of 68%, representing a 300 basis point gross margin improvement compared to the first quarter of 2013.

•	Loss from Operations: GAAP loss from operations for the first quarter was $17.1 million, compared to a loss of $16.6 million for the first quarter of 2013. Non-GAAP loss from operations was $6.1 million for the first quarter, compared to a loss of $9.6 million for the first quarter of 2013.

•	Net Loss: GAAP net loss for the first quarter was $17.3 million, compared to a net loss of $16.6 million for the same period last year. GAAP net loss per share for the first quarter was $0.25 based on 69.3 million weighted-average shares outstanding, compared to a net loss per share of $0.25 based on 65.5 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the first quarter was $6.3 million, compared to a net loss of $9.6 million for the same period last year. Non-GAAP net loss per share for the first quarter was $0.09 based on 69.3 million weighted-average shares outstanding, compared to net a loss per share of $0.15 based on 65.5 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of March 31, 2014, Jive had cash and cash equivalents and marketable securities of $139.3 million, a decrease of $2.4 million from $141.7 million at the end of the fourth quarter.

The company generated $1.9 million in cash from operations and invested $3.6 million in capital expenditures, leading to free cash flow of negative $1.7 million for the first quarter. Free cash flow was $3.0 million for the first quarter of 2013. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships including: ARaymond Network, David Yurman, Esri, FireEye, Globe Telecom, Kimberly Clark, Leidos, MUFG Americas Union Bank, Plex Systems, Sky Deutschland AG, Société Générale, the San Francisco Giants, and Verizon, among others.

•	Announced a relationship with Cisco that combines Jive’s industry-leading enterprise collaboration and communication platform with Cisco’s real-time technologies like WebEx and Jabber. Cisco and its partner network will now resell Jive solutions as a fully integrated component of the Cisco collaboration family.

•	Introduced a new iPad app for Producteev by Jive, which complements the existing offerings for MacOS, iPhone and Android devices. Producteev Pro, a premium version of Producteev which provides deeper integration with Microsoft Outlook, was also made available.

Financial Outlook

As of May 6, 2014, Jive is initiating guidance for its second quarter 2014 and updating guidance for the full year 2014, as follows:

•	Second Quarter 2014 Guidance: Total revenue is expected to be in the range of $41.5 million to $42.5 million. Non-GAAP loss from operations is expected to be in the range of $7.1 million to $8.1 million. Non-GAAP net loss per share is expected to be in the range of $0.10 to $0.12 based on approximately 70.3 million weighted-average diluted shares outstanding.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $171.0 million to $176.0 million. Non-GAAP loss from operations is expected to be in the range of $26.0 million to $30.0 million. Non-GAAP net loss per share is expected to be in the range of $0.38 to $0.45 based on approximately 70.7 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of negative $15 million to negative $20 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and net loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the first quarter 2014, in addition to discussing the company’s outlook for the second quarter and full year 2014. To access this call, dial (888) 747-4666 (domestic) or (913) 312-1453 (international) with conference ID 6067725. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through May 13, 2014, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 6067725.

About Jive Software

Jive (NASDAQ: JIVE) is the communication and collaboration platform for modern, mobile business. Recognized as a leader in social business by the industry’s top analyst firms, Jive’s cloud-based platform connects employees, customers and partners – transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in the world’s largest businesses. More information can be found at www.jivesoftware.com or the Jive News Blog here.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the second fiscal quarter of 2014 and the full year of 2014, the future growth of the social business market, and our belief that we are well positioned to build upon our momentum in 2014. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the benefits of our relationship with Cisco; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Samantha Moore

Jive Software

(408) 712-0612

samantha.moore@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2014	2013

Revenues:
Product	$37,377	$30,663
Professional services	3,652	3,189

Total revenues	41,029	33,852

Cost of revenues:
Product	9,921	9,212
Professional services	5,534	3,848

Total cost of revenues	15,455	13,060

Gross profit	25,574	20,792

Operating expenses:
Research and development	12,897	12,677
Sales and marketing	23,501	18,864
General and administrative	6,319	5,866

Total operating expenses	42,717	37,407

Loss from operations	(17,143)	(16,615)

Other income (expense), net:
Interest income	41	69
Interest expense	(83)	(75)
Other, net	(10)	(4)

Total other income (expense), net	(52)	(10)

Loss before provision for (benefit from) income taxes	(17,195)	(16,625)
Provision for (benefit from) income taxes	129	(24)

Net loss	$(17,324)	$(16,601)

Basic and diluted net loss per share	$(0.25)	$(0.25)

Shares used in basic and diluted per share calculations	69,330	65,459

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2014	December 31, 2013

Assets
Current Assets:
Cash and cash equivalents	$41,725	$38,415
Short-term marketable securities	71,916	69,809
Accounts receivable, net of allowances	48,147	58,829
Prepaid expenses and other current assets	10,480	9,425

Total current assets	172,268	176,478

Marketable securities, noncurrent	25,616	33,443
Property and equipment, net of accumulated depreciation	21,969	21,379
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	13,081	14,310
Other assets	563	572

Total assets	$263,250	$275,935

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,531	$6,412
Accrued payroll and related liabilities	7,723	7,469
Other accrued liabilities	7,075	8,478
Deferred revenue, current	113,454	112,432
Term debt, current	2,400	2,400

Total current liabilities	134,183	137,191

Deferred revenue, less current portion	32,696	34,905
Term debt, less current portion	5,400	6,000
Other long-term liabilities	1,007	1,605

Total liabilities	173,286	179,701

Commitments and contingencies

Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	337,885	326,834
Accumulated deficit	(244,855)	(227,531)
Accumulated other comprehensive income	279	276

Total stockholders’ equity	89,964	96,234

Total liabilities and stockholders’ equity	$263,250	$275,935

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(17,324)	$(16,601)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,982	3,257
Stock-based compensation	9,817	6,139
Change in deferred taxes	32	—
(Increase) decrease in:
Accounts receivable, net	10,682	11,577
Prepaid expenses and other assets	(1,091)	(404)
Increase (decrease) in:
Accounts payable	(2,461)	(920)
Accrued payroll and related liabilities	253	(2,258)
Other accrued liabilities	(761)	687
Deferred revenue	(1,187)	4,358
Other long-term liabilities	(53)	(12)

Net cash provided by operating activities	1,889	5,823

Cash flows from investing activities:
Payments for purchase of property and equipment	(3,632)	(2,863)
Purchases of marketable securities	(18,634)	(27,492)
Sales of marketable securities	3,500	9,653
Maturities of marketable securities	20,567	21,430

Net cash provided by investing activities	1,801	728

Cash flows from financing activities:
Proceeds from exercise of stock options	1,048	3,633
Taxes paid related to net share settlement of equity awards	(254)	—
Repayments of term loans	(600)	(600)
Earnout payment for prior acquisition	(576)	—

Net cash provided by (used in) financing activities	(382)	3,033

Net increase in cash and cash equivalents	3,308	9,584
Effect of exchange rate changes	2	5
Cash and cash equivalents, beginning of period	38,415	48,955

Cash and cash equivalents, end of period	$41,725	$58,544

JIVE SOFTWARE, INC.

Reconciliation of Non-GAAP Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Gross profit, as reported	$25,574	$20,792
Add back:
Stock-based compensation	1,170	521
Amortization related to acquisitions	972	756

Gross profit, non-GAAP	$27,716	$22,069

Gross margin, non-GAAP	68%	65%

	Three Months Ended March 31,
	2014	2013

Research and development, as reported	$12,897	$12,677
less:
Stock-based compensation	2,980	2,232
Amortization related to acquisitions	127	66

Research and development, non-GAAP	$9,790	$10,379

As percentage of total revenues, non-GAAP	24%	31%

	Three Months Ended March 31,
	2014	2013

Sales and marketing, as reported	$23,501	$18,864
less:
Stock-based compensation	3,742	2,224
Amortization related to acquisitions	129	60

Sales and marketing, non-GAAP	$19,630	$16,580

As percentage of total revenues, non-GAAP	48%	49%

	Three Months Ended March 31,
	2014	2013

General and administrative, as reported	$6,319	$5,866
less:
Stock-based compensation	1,925	1,162

General and administrative, non-GAAP	$4,394	$4,704

As percentage of total revenues, non-GAAP	11%	14%

	Three Months Ended March 31,
	2014	2013

Loss from operations, as reported	$(17,143)	$(16,615)
Add back:
Stock-based compensation	9,817	6,139
Amortization related to acquisitions	1,228	882

Loss from operations, non-GAAP	$(6,098)	$(9,594)

	Three Months Ended March 31,
	2014	2013

Loss before provision for (benefit from) income taxes, as reported	$(17,195)	$(16,625)
Add back:
Stock-based compensation	9,817	6,139
Amortization related to acquisitions	1,228	882

Loss before provision for (benefit from) income taxes, non-GAAP	$(6,150)	$(9,604)

	Three Months Ended March 31,
	2014	2013

Net loss, as reported	$(17,324)	$(16,601)
Add back:
Stock-based compensation	9,817	6,139
Amortization related to acquisitions	1,228	882

Net loss, non-GAAP	$(6,279)	$(9,580)

	Three Months Ended March 31,
	2014	2013

Basic and diluted net loss per share, as reported	$(0.25)	$(0.25)
Add back:
Stock-based compensation	0.14	0.09
Amortization related to acquisitions	0.02	0.01

Basic and diluted net loss per share, non-GAAP	$(0.09)	$(0.15)

	Three Months Ended March 31,
	2014	2013

Total revenues	$41,029	$33,852
Deferred revenue, current, end of period	113,454	90,186
Less: Deferred revenue, current, beginning of period	(112,432)	(87,698)

Short-term billings	$42,051	$36,340

	Three Months Ended March 31,
	2014	2013

Total revenues	$41,029	$33,852
Deferred revenue, end of period	146,150	121,405
Less: Deferred revenue, beginning of period	(147,337)	(117,047)

Total Billings	$39,842	$38,210